UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 11, 2011 (March 8, 2011)

GASTAR EXPLORATION LTD.
(Exact Name of Registrant as Specified in its Charter)

ALBERTA, CANADA	001-32714	98-0570897
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 LAMAR STREET, SUITE 1080
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2011, John R. Rooney advised Gastar Exploration Ltd. (the “Company”) of his resignation as director from the Company’s Board of Directors (the “Board”) effective immediately due to current employment obligations.  Mr. Rooney had served as a director of the Company since June 2009.  At the time of his resignation, Mr. Rooney was a member of the Reserves Committee and the Joint Corporate Governance Committee and Nomination Committee.  There were no disagreements or disputes between Mr. Rooney and the Company that led to his resignation.

The Board has named John H. Cassels as an immediate replacement for Mr. Rooney.  Mr. Cassels is a Chartered Accountant in Canada with 30 years of experience in the Canadian natural gas and oil industry, serving as a senior officer and director of nine small natural gas and oil companies.  He is currently a partner and chief financial officer of Purdy Partners Inc., a private equity/merchant bank in Calgary, Alberta (“Purdy”), a position he has held since December 1, 2009.  Prior to joining Purdy, from September 1, 2008 to April 30, 2009, Mr. Cassels was a financial consultant to a Canadian oil and gas exploration company operating in both Argentina and Canada.  Mr. Cassels served as a Director of World Cup Operations/Alpine Canada, which organized alpine test events for the 2010 Olympic Winter Games in Vancouver, from 2007 through 2008.  From 2003 to 2007, he was a founding shareholder, chief executive officer and director of Highview Resources, a publicly traded firm that built a significant inventory of natural gas and oil prospects in Alberta and Saskatchewan.  Mr. Cassels holds a BA degree from Bishop’s University in Sherbrooke,Québec.

On March 8, 2011, in connection with the changes in directors described herein, the committees of the Board were reconfigured, effective immediately, as follows: Robert Penner, John Cassels and John Selser now constitute the members of the Audit Committee with Mr. Penner serving as Chairman of the Audit Committee; John Selser, Floyd Price and Randolph Coley now constitute the members of the Compensation Committee with Mr. Selser serving as the Chairman of the Compensation Committee; Floyd Price, John Cassels and John Selser now constitute the members of the Reserves Committee with Mr. Price serving as the Chairman of the Reserves Committee; and Randolph Coley, Floyd Price and Robert Penner constitute the members of the Joint Corporate Governance and Nomination Committee with Mr. Coley serving as the Chairman of the Joint Corporate Governance and Nomination Committee.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On March 11, 2011, the Company issued a press release announcing the changes in the Board described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 of this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or the Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits filed or furnished as part of this Current Report.

Exhibit Number	Description of Document
99.1	Press release dated March 11, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: March 11, 2011	By:	/s/ J. RUSSELL PORTER
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press release dated March 11, 2011.